UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 24, 2014
 ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)
 (214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, William P. Williams was appointed to the Board of Directors of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (the “Partnership”) by the members of LE GP, LLC pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of LE GP, LLC. Mr. Williams will serve as a member of the Partnership’s audit committee.

There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Williams had or will have a direct or indirect material interest.
There are no arrangements or understandings with ETE, or any other persons, pursuant to which Mr. Williams was appointed as a director of LE GP, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By:    LE GP, LLC, its general partner

By:      /s/ John W. McReynolds
John W. McReynolds
President

Dated: March 24, 2014